Exhibit 10.1

                     THIRD AMENDMENT TO THE CREDIT AGREEMENT

      THIRD AMENDMENT TO THE CREDIT AGREEMENT (the "Third Amendment"), dated as of April 12, 2002, among TRENWICK AMERICA CORPORATION, a Delaware corporation (the "Borrower"), Trenwick Holdings LIMITED., a company organized under the laws of the United Kingdom (the "Account Party"), the lending institutions from time to time party to the Credit Agreement referred to below (each a "Bank" and, collectively, the "Banks"), WACHOVIA BANK, NATIONAL ASSOCIATION (f/k/a First Union National Bank), as Syndication Agent (the "Syndication Agent"), Fleet National Bank, as Documentation Agent (the "Documentation Agent"), and JPMORGAN CHASE BANK (f/k/a The Chase Manhattan Bank), as Administrative Agent (the "Administrative Agent"). Unless otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement referred to below are used herein as so defined.

                              WITNESSETH:

      WHEREAS, the Borrower, the Account Party, the Banks, the Syndication Agent, the Documentation Agent and the Administrative Agent are party to a Credit Agreement, dated as of November 24, 1999 and amended and restated as of September 27, 2000 (as the same has been amended, modified or supplemented to, but not including, the date hereof, the "Credit Agreement");

      WHEREAS, the Trenwick Group Ltd., a company organized under the laws of Bermuda ("Holdings") and the Administrative Agent entered into a Holdings Guaranty, dated as of September 27, 2000 (as the same has been amended, modified or supplemented to, but not including, the date hereof, the "Holdings Guaranty") in order to induce the Banks to make Loans to the Borrower and issue Letters of Credit for the account of the Account Party and Guaranteed Creditors (and Lending Affiliates thereof) to enter into Interest Rate Protection Agreements and Other Hedging Agreements with the Borrower and/or the Account Party; and

      WHEREAS, subject to the terms and conditions set forth below, the parties hereto wish to amend the Credit Agreement as provided herein;

      NOW, THEREFORE, it is agreed;

A.    Amendments

      1. Section 3.01 of the Credit Agreement is hereby amended by inserting the following new clauses (g) and (h) immediately following clause (f) thereof:



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            "(g) On each Additional Fee Date, if the Borrower has not (i)
      reduced and/or (ii) collateralized with cash, cash equivalents and/or marketable securities (subject to the terms set forth on Schedule II hereto) in a manner reasonably satisfactory to the Administrative Agent, the aggregate Stated Amount of all outstanding Letters of Credit by the L/C Exposure Reduction Amount required for such Additional Fee Date, the Borrower shall pay a fee to each L/C Bank in an amount equal to 0.50% of the L/C Exposure of such L/C Bank as of such Additional Fee Date.

            (h) On each Additional Fee Date, if the Borrower has not reduced the aggregate Principal Amount of Term Loans outstanding by the Term Loan Reduction Amount required for such Additional Fee Date, the Borrower shall pay a fee in amount equal to 0.50% of the aggregate Principal Amount of Term Loans outstanding as of such Additional Fee Date to each Bank on a pro rata basis."

      2. Section 4.02(i)(b) of the Credit Agreement is hereby amended by (i) inserting the text "(including, without limitation, issuances of preferred stock of Holdings pursuant to the terms of the Cat E Put Securities)" immediately following the text "the sale or issuance of equity" appearing in said Section,
(ii) deleting the comma appearing at the end of clause (ii) of the second parenthetical of said Section and inserting the word "and" in lieu thereof and
(iii) deleting the text "issuances of preferred stock of Holdings pursuant to the terms of the Cat E Put Securities and (iv)" appearing in the second parenthetical of said Section.

      3. Section 4.02(i)(c) of the Credit Agreement is hereby amended by (i) deleting the reference "(A)" appearing in the proviso in said Section, (ii) deleting the text ", and" appearing at the end of subclause (A) of the proviso thereof and (iii) deleting subclause (B) of the proviso thereof in its entirety.

      4. Section 9.03 of the Credit Agreement is hereby amended by (i) deleting the word "or" immediately following the first parenthetical clause therein and
(ii) inserting the following new clause (c) immediately following clause (b) thereof:

      "or (c) the Pledge Agreement shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, any of the Collateral in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 4.03 of the Holdings Guaranty) and subject to no other Liens (except as permitted by Section 4.03 of the Holdings Guaranty), or the default in the due performance or observance of any term, covenant or agreement contained in the Pledge Agreement and such default shall continue beyond the period of grace, if any, specifically applicable thereto pursuant to the terms of such Pledge Agreement, or if no period of grace is specifically applicable thereto, such default shall continue unremedied for a period of 30 days"

      5. The definition of the term "Applicable Margin" contained in Schedule I to the Credit Agreement is hereby amended to read in its entirety as follows:

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            "Applicable Margin" shall mean, for any day, the rate per annum set forth below opposite the Applicable Period then in effect:

                                                   Applicable Margin
                                           -----------------------------------
            Applicable Period              Eurodollar Loans    Base Rate Loans
            -----------------              ----------------    ---------------

            Category A Period                  1.10%                   0.00%
            Category B Period                  1.30%                   0.05%
            Category C Period                  1.50%                   0.25%
            Category D Period                  2.00%                   0.75%
            Category E Period                  3.50%                   2.25%
            Category F Period                  4.25%                   3.00%

      ; provided that, solely for the purpose of the Term Loans, each Applicable Margin shall be increased by the rate per annum set forth below during the period set forth opposite such rate per annum:

                      Period                                         Percentage
                      ------                                         ----------
      July 1, 2002 through September 30, 2002                         0.50%
      October 1, 2002 through December 31, 2002                       1.00%
      January 1, 2003 through March 31, 2003                          1.50%
      April 1, 2003 and thereafter                                    2.00%."


      6. The definition of the term "Consolidated Net Worth" contained in
Schedule I the Credit Agreement is hereby amended to read in its entirety as follows:

            "Consolidated Net Worth" shall mean, with respect to any Person, the Net Worth of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP after appropriate deduction for any minority interests in Subsidiaries (but, for purposes of determining compliance with Sections 4.12 and 4.16 of the Holdings Guaranty, without any deduction for any minority interest in LaSalle Re Holdings represented by the LaSalle Preferred Stock).

      7. The definition of the term "Credit Documents" contained in Schedule I to the Credit Agreement is hereby amended to read in its entirety as follows:

            "Credit Documents" shall mean the Credit Agreement, the Holdings Guaranty, the Notes, the Subsidiary Guaranty and the Pledge Agreement.

      8. The definition of the term "Holdings Cash Flow" contained in Schedule I to the Credit Agreement is hereby amended to read in its entirety as follows:

            "Holdings Cash Flow" shall mean, for any period, the sum of (i) for each Specified Regulated Insurance Company, the aggregate amount of ordinary dividends which such Specified Regulated Insurance Company could pay to its parent corporation under Legal Requirements as of the last day of such period (determined as if (x) such Specified Regulated Insurance Company had not paid any ordinary dividends during such


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      period and (y) each Subsidiary of such Specified Regulated Insurance
      Company which is a Regulated Insurance Company had paid dividends to its parent corporation during such period in an amount equal to the maximum amount of dividends payable by such Subsidiary during such period under applicable Legal Requirements) plus the aggregate amount of any extraordinary dividends actually paid by such Specified Regulated Insurance Company to its parent corporation during such period, (ii) for each Specified Foreign or Non-Regulated Company, (x) the greater of (A) zero and (B) the EBITDA of such Specified Foreign or Non-Regulated Company for such period, minus (y) the amount of capital contributions and intercompany loans made by Holdings, the Borrower or any Specified Regulated Insurance Company to such Specified Foreign or Non-Regulated Company on or after October 1, 2001 (excluding up to $75 million in cash paid to Lloyd's pursuant to a cash call related to the close of the 1999 year of accounts with Lloyd's), (iii) tax sharing payments made by Regulated Insurance Companies which are Domestic Subsidiaries directly to Holdings or any Specified Non-Regulated Company during such period (less cash taxes paid by Holdings during such period), and (iv) payments during such period of principal and interest on surplus notes issued by Regulated Insurance Companies which are Domestic Subsidiaries to Holdings or any Specified Non-Regulated Company."

      9. The definition of "Quarterly Compliance Date" contained in Schedule I to the Credit Agreement is hereby amended to read in its entirety as follows:

            "Quarterly Compliance Date" shall mean, for any fiscal quarter, the earlier of (i) 45 days after the end of such fiscal quarter and (ii) the date on which Holdings delivers to each Bank the compliance certificate for such fiscal quarter in accordance with Section 3.01(d) of the Holdings Guaranty.

      10. Schedule I to the Credit Agreement is hereby amended by inserting the following new defined terms in the appropriate alphabetical order:

            "Additional Fee Date" shall mean, each of, September 30, 2002, June 30, 2003 and June 30, 2004."

            "Collateral" shall have the meaning assigned that term in the Pledge Agreement.

            "Collateral Agent" shall mean JPMorgan Chase Bank, as successor to The Chase Manhattan Bank, in its capacity as Collateral Agent for the Banks under the Credit Documents, and shall include any successor to the Collateral Agent.

            "L/C Exposure Reduction Amount" shall mean, for each Additional Fee Date, a reduction in the aggregate Stated Amount of all outstanding Letters of Credit as of the Third Amendment Effective Date by an amount equal to the product of the percentage set forth opposite such Additional Fee Date and the aggregate Stated Amount of all outstanding Letters of Credit as of the Third Amendment Effective Date:

       Additional Fee Date                                         Percentage
       -------------------                                         ----------
       September 30, 2002                                              40%
         June 30, 2003                                                 60%
         June 30, 2004                                                 80%


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            "Pledge Agreement" means the Pledge Agreement to be executed and delivered by Holdings and LaSalle Re Holdings, as the same may be amended, supplemented or otherwise modified from time to time.

            "Second Amendment Effective Date" shall mean the date the Second Amendment to the Credit Agreement and the Second Amendment to the Holdings Guaranty became effective in accordance with their terms.

            "Second Amendment to the Credit Agreement" shall mean the Second Amendment to the Credit Agreement, dated as of November 5, 2001.

            "Second Amendment to the Holdings Guaranty" shall mean the Second Amendment to the Holdings Guaranty, dated as of November 5, 2001.

            "Secured Creditors" shall have the meaning assigned that term in the Pledge Agreement.

            "Term Loan Reduction Amount" shall mean, for each Additional Fee Date, a reduction in the aggregate Principal Amount of Term Loans outstanding on the Third Amendment Effective Date by an amount equal to the product of the percentage set forth opposite such Additional Fee Date and the aggregate Principal Amount of Term Loans outstanding as of Third Amendment Effective Date:

      Additional Fee Date                                         Percentage
      -------------------                                         ----------
       September 30, 2002                                            40%
         June 30, 2003                                               60%
         June 30, 2004                                               80%

            "Third Amendment Effective Date" shall mean the date the Third Amendment to the Credit Agreement and the Third Amendment to the Holdings Guaranty became effective in accordance with their terms.

            "Third Amendment to the Credit Agreement" shall mean the Third Amendment to this Agreement, dated as of April 12, 2002.

            "Third Amendment to the Holdings Guaranty" shall mean the Third Amendment to the Holdings Guaranty, dated as of April 12, 2002.

C. Miscellaneous Provisions

      1. In order to induce the Banks to enter into this Third Amendment, each of the Borrower and the Account Party hereby represent and warrant on behalf of themselves and their respective Subsidiaries that (i) the representations and warranties of contained in Section 2 of the Holdings Guaranty are true and correct in all material


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respects on and as of the Third Amendment Effective Date (as defined below)
(except with respect to any representations and warranties limited by their terms to a specific date, which shall be true and correct in all material respects as of such date), and (ii) there exists no Default or Event of Default under the Credit Agreement on the Third Amendment Effective Date, in each case after giving effect to this Third Amendment.

      2. This Third Amendment is limited as specified and shall not constitute an amendment, modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

      3. THIS THIRD AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

      4. This Third Amendment shall become effective on the date (the "Third Amendment Effective Date") when each of the following conditions have been satisfied:

            (i) the Borrower, the Account Party and the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of telecopier) the same to the Administrative Agent; and

            (ii) Holdings and the Required Banks have consented to the Third Amendment to the Holdings Guaranty dated as of April 12, 2002 (the "Holdings Guaranty Amendment").

      5. The Borrower hereby agrees to pay each Bank which delivers an executed copy of this Third Amendment and the Holdings Guaranty Amendment (by hard copy or facsimile) to the Administrative Agent a fee (the "Amendment Fee") in an amount equal to 0.50% of the outstanding principal amount of Term Loans and L/C Commitment of such Bank, which Amendment Fee shall be due and payable on the fifth Business Day following the date on which the Required Banks shall have executed and delivered this Third Amendment and the Holdings Guaranty Amendment.

      6. From and after the Third Amendment Effective Date, all references in the Credit Agreement and in the other Credit Documents shall be deemed to be referenced to the Credit Agreement as modified hereby.

                                      * * *


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      IN WITNESS WHEREOF, the undersigned have caused this Third Amendment to be duly executed and delivered as of the date first above written.

                                       TRENWICK AMERICA CORPORATION


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                       TRENWICK HOLDINGS LIMITED


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                       [NAME OF LENDER]


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:


         [Signature Page to the Third Amendment to the Credit Agreement]


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                                                                     SCHEDULE II

                TERMS FOR COLLATERALIZATION OF LETTERS OF CREDIT

Cash, MMA's, CD's and TD's  - 100%

US T-Bills (<1year) - 95%
US T-Notes (<2 years) - 90%
T Notes, Bonds (>2 years) 80% of market value

US Agencies:
< 2 years maturity - 95%
2 yrs to 10 yrs maturity - 90%
> 10 years - 85%

US Muni bonds:
Aaa/AAA - 90%
Baa/BBB or better - 80%